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Exhibit 10(g), the text of which was not contained in the Form 10-K filed on
March 31, 1998 is set out herein:


                                                                   EXHIBIT 10(G)

                INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
                        1997 DIRECTORS' STOCK OPTION PLAN


    1. Purpose of the Plan. Under this 1997 Directors' Stock Option Plan (the "Plan") of International Lottery & Totalizator Systems, Inc. (the "Company"), options shall be granted to directors who are not employees of the Company to purchase shares of the Company's capital stock. The Plan is designed to enable the Company to attract and retain outside directors of the highest caliber and experience.

    2. Stock Subject to Plan. The maximum number of shares of stock for which options granted hereunder may be exercised shall be 400,000 of the Company's Common shares, no par value per share, subject to the adjustments provided in
Section 6. Shares of stock subject to the unexercised portions of any options granted under this Plan which expire or terminate or are cancelled may again be subject to options under the Plan.

    3. Participating Directors. The directors of the Company who shall participate in this Plan are those directors who are not, as of the applicable "date of grant" (as defined below), employees of the Company or any of its subsidiaries.

    4. Grant of Options. Each participating director shall be granted the following options the date of each of which being a "date of grant":

                (a) an option to purchase 10,000 Common shares (subject to the adjustments provided in Section 6) on September 25, 1997;

                (b) an option to purchase 10,000 Common shares (subject to the adjustments provided in Section 6) on September 25, 1998;

                (c) an option to purchase 10,000 Common shares (subject to the adjustments provided in Section 6) on September 25, 1999;

                (d) an option to purchase 10,000 Common shares (subject to the adjustments provided in Section 6) on September 25, 2000;

    In addition, the Board of Directors may grant participating directors one or more additional options from time to time in its discretion.

    Notwithstanding any other provision of this Plan, no option hereunder shall be granted unless sufficient shares (subject to said adjustments) are then available therefor under Section 2 and 7. In consideration of the granting of the options, the option holder shall be deemed to have agreed to remain as a director of the Company for a period of at least one year after each date of grant. Nothing in this Plan shall, however, confer upon any option holder any right to continue as a director of the Company or shall interfere with or restrict in any way the rights of the Company or the Company's shareholders, which are hereby expressly reserved, to remove any option holder at any time for any reason whatsoever, with or without cause, to the extent permitted by the Company's bylaws and applicable law.

    5. Option Provisions. Each option granted under the Plan shall contain the following terms and provisions:



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               (a) The exercise price of each option shall be equal to the aggregate fair market value of the Common shares optioned on the date of grant of such option. For this purpose, such fair market value means the closing price of shares of the same class on the day in question (or, if such day is not a trading day in the U.S. securities markets or if no sales of shares of that class were made on such day, on the nearest preceding trading day on which sales of shares of that class were made), as reported with respect to the market (or the composite of the markets, if more than one) in which such shares are then traded; or if no such closing prices are reported the lowest independent offer quotation reported for such day in Level 2 of NASDAQ, or if no such quotations are reported it means the value established by what the Board of Directors of the Company in its judgment then deems to be the most nearly comparable valuation method.

               (b) Payment for shares purchased upon any exercise of the option shall be made in full in cash concurrently with such exercise.

               (c) The option shall become exercisable in installments as follows: It may be exercised as to up to but no more than 50% of the total number of shares optioned on and after the first anniversary of the date of grant; and up to 100% of the total number of shares optioned on and after the second anniversary of the date of grant; in each case to the nearest whole share.

               (d) When the option holder ceases to be a director of the Company, whether because of death, resignation, removal, expiration of his or her term of office or any other reason, the option shall terminate ninety (90) days after the date such option holder ceases to be a director of the Company and may thereafter no longer be exercised; except that (i) upon the option holder's death his or her legal representative(s) or the person(s) entitled to do so under the option holder's last will and testament or under applicable intestate laws shall have the right to exercise the option within one year after the date of death (but not after the expiration date of the option), but only for the number of shares as to which the option holder was entitled to exercise the option on the date of his or her death and (ii) upon the option holder's ceasing to be a director by reason of disability he or she (or his or her guardian) shall have the right to exercise the option within one year after the date of the option holder ceased to be a director (but not after the expiration date of the option), but only for the number of shares as to which the option holder was entitled to exercise the option on the date of his or her ceasing to be a director.

               (e) Notwithstanding any other provision herein, such option may not be exercised prior to approval of this Plan by the Company's shareholders having a majority of voting power of the outstanding Common shares represented at a duly held meeting at which a quorum is present, nor prior to the admission of the shares issuable on exercise of the option to listing on notice of issuance on any stock exchange on which shares of the same class are then listed; nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

    6. Adjustments. If the Company's outstanding Common shares are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities of the Company, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities as to which options may thereafter be granted under this Plan and for which options then outstanding under this Plan may thereafter be exercised. Any such adjustment in outstanding options shall be made



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without change in the aggregate purchase price applicable to the unexercised portion of such options, but with a corresponding adjustment in the purchase price for each share or other unit of any security covered by the option. No fractional shares of stock shall be issuable under any option granted under this Plan or as a result of any such adjustment.

    7. Corporate Reorganizations. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the Company's outstanding Common shares are changed or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to another corporation or person, the Plan shall terminate, and all options thereto granted hereunder shall terminate, unless provisions shall be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such terminations as the Company shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this section entitled "Corporation Reorganizations," not yet be exercisable.

    8. Duration, Termination and Amendment of the Plan. This Plan shall become effective upon its adoption by the Board of Directors of the Company and shall expire on September 26, 2000, so that no option may be granted hereunder after that date although any option outstanding on that date may thereafter be exercised in accordance with its terms. The Board of Directors of the Company may alter, amend, suspend or terminate this Plan, provided that no such action shall deprive an option holder, without his or her consent, of any option previously granted pursuant to this Plan or of any of the option holder's rights under such option. Except as herein provided, no such action of the Board, unless taken with the approval of the stockholders of the Company, may make any amendment to the Plan as to which approval by stockholders is required by applicable law, regulation or rule.